      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998

                                                      REGISTRATION NO. 333-47525
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 1

                             ---------------------

                              LITHIA MOTORS, INC.

             (Exact name of registrant as specified in its charter)

            OREGON                  93-0572810                  5511
 (State or other jurisdiction    (I.R.S. Employer   (Primary Standard Industrial
              of                  Identification    Classification Code Number)
Incorporation or organization)         No.)

                  360 E. JACKSON STREET, MEDFORD, OREGON 97501
                                 (541) 776-6899

   (Address and telephone number of registrant's principal executive offices)

             SIDNEY B. DEBOER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             360 E. JACKSON STREET
                             MEDFORD, OREGON 97501
                                 (541) 776-6899

           (Name, address and telephone number of agent for service)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

       KENNETH E. ROBERTS, ESQ.                 KENNETH J. BARONSKY, ESQ.
    Foster Pepper & Shefelman LLP            Milbank, Tweed, Hadley & McCloy
    101 S.W. Main St., 15th Floor           601 South Figueroa St., 30th Floor
        Portland, Oregon 97204                Los Angeles, California 90017
            (503) 221-1151                            (213) 892-4000
         (800) 601-9234 (FAX)                      (213) 629-5063 (FAX)

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of earlier effective registration statement for the same offering. / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-47525



    If delivery of the prospectus is expected to be made pursuant to the Rule 434, please check the following box. / /


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

EXPLANATORY NOTE



    This Post-Effective Amendment No. 1 to the registration statement filed by Lithia Motors, Inc. on Form S-1 (File No. 333-47525) (the "Registration Statement") is being filed to include in the Registration Statement Exhibit No. 10.30.4, which is an amendment to the credit agreement previously filed as
Exhibit 10.30.1 to the Registration Statement.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medford, state of Oregon, May 1, 1998.


                                LITHIA MOTORS, INC.

                                By:              SIDNEY B. DEBOER*
                                     -----------------------------------------
                                                  Sidney B. DeBoer
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 1, 1998:


      SIDNEY B. DEBOER*
------------------------------    Chairman and Chief
       Sidney B. DeBoer           Executive Officer
                                  (Principal Executive
                                  Officer)

      M.L. DICK HEIMANN*
------------------------------  Director
      M.L. Dick Heimann

      R. BRADFORD GRAY*
------------------------------  Director
       R. Bradford Gray

        THOMAS BECKER*
------------------------------  Director
        Thomas Becker

      WILLIAM J. YOUNG*
------------------------------  Director
       William J. Young

      /s/ BRIAN R. NEILL
------------------------------    Senior Vice President
        Brian R. Neill            and Chief Financial
                                  Officer (Principal
                                  Financial and Accounting
                                  Officer)


*By:     /s/ BRIAN R. NEILL
      -------------------------
           Brian R. Neill,
          Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBITS                                                      DESCRIPTION
---------             --------------------------------------------------------------------------------------------
   1.1     **         Form of Underwriting Agreement

   3.1     (a)        Restated Articles of Incorporation of Lithia Motors, Inc.

   3.2     (a)        Bylaws of Lithia Motors, Inc.

   4.1     (a)        Specimen Common Stock certificate

   5.1     **         Opinion of Foster Pepper & Shefelman LLP

  10.1.1   (a)        1996 Stock Incentive Plan

  10.1.2   (a)        Form of Incentive Stock Option Agreement

  10.1.3   (a)        Form of Non-Qualified Stock Option Agreement

  10.1.4   (a)        Form of Incentive Stock Option Agreement

  10.2.1   (b)        1997 Non-Discretionary Stock Option Plan for Non-Employee Directors

  10.3.1   (k)        Employee Stock Purchase Plan

  10.4.1   (a)        Chrysler Corporation Chrysler Sales and Service Agreement, dated January 10, 1994, between
                      Chrysler Corporation and Lithia Chrysler Plymouth Jeep Eagle, Inc. (Additional Terms and
                      Provisions to the Sales and Service Agreements are in Exhibit 10.4.2 hereto)(1)

  10.4.2   (a)        Chrysler Corporation Dealer Agreement Additional Terms and Provisions

  10.5.1   (k)        Honda Automobile Dealer Sales and Service Agreement dated October 14, 1997, between American
                      Honda Motor Company, Inc. and Lithia HPI, Inc. dba Lithia Honda (standard provisions are in
                      Exhibit 10.5.3 hereto)

  10.5.2   (k)        Acura Automobile Dealer Sales and Service Agreement dated October 2, 1997, between American
                      Honda Motor Company, Inc. and Lithia BB, Inc. dba Lithia Acura of Bakersfield (standard provisions are in Exhibit 10.5.3 hereto)

  10.5.3   (k)        American Honda Automobile Dealer Sales and Service Agreement Standard Provisions

  10.5.4   (k)        Agreement between American Honda Motor Company, Inc. and Lithia Motors, Inc. et al. dated
                      December 17, 1996

  10.5.5   (k)        Amendment dated October 2, 1997, to Agreement between American Honda Motor Company, Inc. and
                      Lithia Motors, Inc. et al. dated December 17, 1996

  10.6.1   (a)        Isuzu Dealer Sales and Service Agreement, dated June 5, 1996 between American Isuzu Motors,
                      Inc. and Lithia Motors, Inc. (Additional Provisions to Dealer Sales and Service Agreements
                      are in Exhibit 10.6.2 hereto)(2)

  10.6.2   (a)        Isuzu Dealer Sales and Service Agreement Additional Provisions

  10.6.3   (c)        Supplemental Agreement, dated December 27, 1996 to Isuzu Dealer Sales and Service
                      Agreement(3)

  10.7.1   (k)        Mercury Sales and Service Agreement, dated June 1, 1997, between Ford Motor Company and
                      Lithia TLM, LLC dba Lithia Lincoln Mercury (general provisions are in Exhibit 10.7.3 hereto)(4)

  10.7.2   (k)        Supplemental Terms and Conditions agreement between Ford Motor Company and Lithia Motors,
                      Inc. dated June 12, 1997

  10.7.3   (a)        Mercury Sales and Service Agreement General Provisions

EXHIBITS                                                      DESCRIPTION
---------             --------------------------------------------------------------------------------------------
  10.8.1   (k)        Supplemental Agreement dated January 16, 1998, to General Motors Corporation Dealer Sales
                      and Service Agreement between General Motors Corporation and Lithia Motors, Inc.

  10.8.2   (a)        General Motors Corporation Dealer Sales and Service Agreement, dated March 12, 1993, between
                      General Motors Corporation Pontiac Division and Lithia Motors, Inc. dba Lithia Pontiac
                      (general provisions are in Exhibit 10.8.3 hereto)

  10.8.3   (a)        General Motors Dealer Sales and Service Agreement Standard Provisions

  10.9.1   (a)        Mazda Dealer Agreement, dated April 11, 1994 between Mazda Motor of America, Inc. and Lithia
                      Dodge, L.L.C. dba Lithia Mazda

  10.10.1  (k)        Saturn Distribution Corporation Retailer Agreement, dated June 16, 1997, between Saturn
                      Distribution Corporation and Saturn of Southwest Oregon, Inc.

  10.10.2  (k)        Supplemental Agreement to Saturn Retailer Agreement, dated August 26, 1997, between Saturn of Southwest Oregon, Inc., Lithia Motors, Inc., Sidney B. DeBoer, Lithia Holding, LLC, and
                      Saturn Distribution Corporation

  10.11.1  (a)        Toyota Dealer Agreement, dated January 30, 1990, between Toyota Motor Distributors, Inc. and
                      Lithia Motors, Inc. dba Medford Toyota(5)

  10.11.2  (a)        Toyota Dealer Agreement Standard Provisions

  10.11.3  (a)        Agreement, dated September 30, 1996, between Toyota Motor Sales, U.S.A., Inc. and Lithia
                      Motors, Inc.

  10.11.4  (c)        Addendum dated December 26, 1996, to Section X-- additional provisions to Toyota Dealer
                      Agreement, dated November 15, 1996 between Toyota Motor Sales, USA, Inc. and Lithia TKV,
                      Inc.

  10.12.1  (k)        Suzuki Term Dealer Sales and Service Agreement, dated May 14, 1997, between American Suzuki
                      Motor Corporation and Lithia HPI, Inc. dba Lithia Suzuki (standard provisions are in Exhibit
                      10.12.2 hereto)(6)

  10.12.2  (k)        Suzuki Dealer Sales and Service Agreement Standard Provisions

  10.13.1  (k)        BMW Dealer Agreement, dated October 3, 1997, between BMW of North America, Inc. and Lithia
                      BB, Inc.

  10.14.1  (k)        Hyundai Motor America Dealer Sales and Service Agreement, dated January 26, 1998, between
                      Hyundai Motor America and Lithia JEF, Inc.

  10.15.1  (k)        Nissan Dealer Term Sales and Service Agreement between Lithia Motors, Inc., Lithia NF, Inc., and the Nissan Division of Nissan Motor Corporation In USA dated January 2, 1998. (standard provisions are in Exhibit 10.15.2 hereto)(7)

  10.15.2  (k)        Nissan Standard Provisions

  10.16.1  (k)        Volkswagen Dealer Agreement dated April 5, 1996, between Volkswagen United States, Inc. and
                      Lithia Motors, Inc. dba Lithia Volkswagen. (standard provisions are in Exhibit 10.16.2 hereto)

  10.16.2  (k)        Volkswagen Dealer Agreement Standard Provisions

  10.17.1  (a)        Commercial Lease, dated September 20, 1996, between Lithia Properties, L.L.C. and Lithia
                      Motors, Inc.(8)

  10.17.2  (a)        Form of Commercial Lease, effective January 1, 1997, between Lithia Properties, L.L.C. and
                      Lithia Motors, Inc.(9)

EXHIBITS                                                      DESCRIPTION
---------             --------------------------------------------------------------------------------------------
  10.18.1  (a)        Asset Purchase Agreement, dated August 2, 1996, between Lithia Motors, Inc. and Roberts
                      Dodge, Inc.

  10.18.2  (a)        Land Sale Contract, dated August 2, 1996, between Lithia Properties, L.L.C. and Milford G.
                      Roberts, Sr. and Sandra L. Roberts

  10.18.3  (a)        Assignment of Land Sale Contract, dated November 5, 1996, between Lithia Properties, LLC and
                      Lithia Motors, Inc.

  10.19.1  (a)        Commercial Lease, dated April 1, 1992, between Billy J. Wilson et al and Wilson/ Malasoma,
                      Inc. relating to facility in Vacaville, California

  10.20.1  (d)        Agreement for Purchase and Sale of Business Assets between Magnussen Dodge, Inc. and Lithia
                      Motors, Inc. dated January 21, 1997

  10.20.2  (d)        Lease between Solano Way Partnership and Lithia Real Estate, Inc. dated February 14, 1997

  10.21.1  (c)        Agreement for Purchase and Sale of Business Assets between Magnussen-Barbee Ford,
                      Lincoln-Mercury, Inc. and Lithia Motors, Inc. dated February 21, 1997

  10.21.2  (e)        Lease between John Ferrogiaro and Bernard L. Magnussen et al., as amended by Second
                      Amendment to Lease, dated December 12, 1996, and Consent to Assignment and Third Amendment
                      to Lease, by and among John Ferrogiaro, Magnussen Dealership Group and Lithia Real Estate,
                      Inc.

  10.22.1  (f)        Agreement for Purchase and Sale of Business Assets between Sun Valley Ford, Inc. and Lithia
                      Motors, Inc. dated April 2, 1997

  10.22.2  (g)        Promissory Note for Leasehold Improvements issued by Lithia Motors, Inc. to Sun Valley Ford,
                      Inc. dated August 8, 1997

  10.22.3  (g)        Promissory Note for Intangible Assets issued by Lithia Motors, Inc. to Sun Valley Ford, Inc.
                      dated August 8, 1997

  10.22.4  (h)        Standard Industrial Lease, as amended and assignment thereof, among Edmund C. Bartlett, Jr.,
                      Anna Bartlett, Sun Valley Ford, Inc. and Lithia Motors, Inc. dated July 16, 1997

  10.22.5  (h)        Lease Agreement and assignment thereof, among George Valente and Lena E. Valente as trustees of the George and Lena E. Valente Trust, Sun Valley Ford, Inc. and Lithia Motors, Inc. dated
                      August 4, 1997

  10.23.1  (f)        Agreement for Purchase and Sale of Business Assets between Dick Donnelly Automotive
                      Enterprises, Inc. dba Dick Donnelly Lincoln-Mercury, Audi, Suzuki, Isuzu and Lithia Motors,
                      Inc. dated April 2, 1997

  10.23.2  (k)        Lease Agreement among Paul H. Snider and Dick Donnelly Automotive Enterprises, Inc. dated
                      October 17, 1989

  10.23.3  (k)        Lease Agreement among Richard M. Donnelly and Susan K. Donnelly and Lithia Real Estate, Inc.
                      dated October 1, 1997

  10.24.1  (f)        Agreement for Purchase and Sale of Business Assets between Nissan BMW, Inc. dba Bakersfield
                      Nissan, Acura, BMW and Lithia Motors, Inc. dated June 26, 1997

  10.24.2  (k)        Real Property Lease Agreement among Eloy C. Renfrow and Lithia Real Estate, Inc. dated
                      October 2, 1997

  10.25.1  (i)        Agreement for Purchase and Sale of Business Assets between Century Ford, Inc. and Lithia
                      Motors, Inc. dated September 1, 1997

EXHIBITS                                                      DESCRIPTION
---------             --------------------------------------------------------------------------------------------
  10.25.2  (k)        Lease Agreement among BR Enterprises and Lithia Motors, Inc. dated September 3, 1997

  10.26.1  (j)        Agreement for Purchase and Sale of Business Assets between Daniel A. Haus Group, Inc. dba
                      Quality Nissan and Quality Jeep/Eagle Hyundai and Lithia Motors, Inc. dated October 10, 1997

  10.27.1  (k)        Agreement for Purchase and Sale of Business Assets between Medford Nissan, Inc. dba "Medford
                      Nissan BMW Kia", Lithia Motors, Inc, or its nominee, and James D. Plummer, dated September
                      8, 1997

  10.27.2  (k)        Real Property Lease Agreement among James D. Plummer and Lithia Real Estate, Inc. dated
                      October 14, 1997

  10.28.1  (k)        Agreement for Purchase and Sale of Business Assets between United American Funding, Inc. dba
                      "Reno Volkswagen" and Lithia Motors, Inc., or its nominee, dated December 31, 1997

  10.28.2  (k)        Lease Agreement among Teddy Bear Havas Motors, Inc., and United American Funding, Inc. dated
                      July 28, 1992

  10.29.1  (a)        Reorganization Agreement, dated as of October 10, 1996, by and among Lithia Motors, Inc.,
                      LGPAC, Inc., Lithia DM, Inc., Lithia MTLM, Inc., Lithia HPI, Inc., Lithia SSO, Inc., Lithia
                      Rentals, Inc., Discount Auto & Truck Rental, Inc., Lithia Auto Services, Inc., Lithia
                      Holding Company L.L.C., Sidney B. DeBoer, M.L. Dick Heimann, R. Bradford Gray, and Steve R.
                      Philips

  10.30.1  (k)        Credit Agreement among U.S. Bank National Association, as Agent and Lender, and Lithia
                      Motors, Inc. and its Affiliates and Subsidiaries dated December 22, 1997

  10.30.2  (k)        Security Agreement among U.S. Bank National Association, as Agent and Lender, and Lithia
                      Motors, Inc. and its Affiliates and Subsidiaries dated December 22, 1997

  10.30.3  (k)        Guaranty among U.S. Bank National Association, as Agent and Lender, and Lithia Motors, Inc.
                      and its Affiliates and Subsidiaries dated December 22, 1997

  10.30.4             First Amendment dated as of April 9, 1998, to Credit Agreement among U.S. Bank National
                      Association, as Agent and Lender, and Lithia Motors, Inc. and its Affiliates and
                      Subsidiaries dated December 27, 1997

  10.31.1  (a)        Management Contract between Lithia Leasing, Inc. and Lithia Properties LLC

  10.32.1  (a)        Purchase and Sale Agreement, dated December 13, 1996, between Lithia Properties and Lithia
                      Real Estate, Inc.

  10.33.1  (k)        Agreement for Purchase and Sale of Business Assets between E.W.H. Group, Inc. d/b/a Haddad
                      Jeep/Eagle and Lithia Motors, Inc. dated October 14, 1997 and Addendum to such agreement(10)

  10.34.1  **         Agreement for Purchase and Sale of Business Assets between Boyland Auto Group dba Boyland
                      Toyota, Dorian Boyland, and Lithia Motors, Inc.

  21.1     **         Subsidiaries of Lithia Motors, Inc.

  23.1     **         Consent of KPMG Peat Marwick LLP

  23.2     **         Consent of Moss Adams LLP

  23.3                Consent of Foster Pepper & Shefelman LLP (included in Exhibit 5.1)

  24.1                Powers of Attorney (included in the signature page   of the Registration Statement)

EXHIBITS                                                      DESCRIPTION
---------             --------------------------------------------------------------------------------------------
  27.1     **         Financial Data Schedule

------------------------

 ** Previously filed

  (a) Incorporated by reference from the Company's Registration Statement on Form S-1, Registration Statement No. 333-14031, as declared effective by the Securities Exchange Commission on December 18, 1996.

  (b) Incorporated by reference from the Company's Registration Statement on Form S-8, Registration Statement No. 333-45553, as filed with the Securities Exchange Commission on February 4, 1998.

  (c) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities Exchange Commission on March 31, 1997.

  (d) Incorporated by reference from the Company's Form 8-K as filed with the Securities Exchange Commission on June 6, 1997.

  (e) Incorporated by reference from the Company's Form 8-K as filed with the Securities Exchange Commission on July 16, 1997.

  (f) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the Securities Exchange Commission on August 12, 1997.

  (g) Incorporated by reference from the Company's Form 8-K as filed with the Securities Exchange Commission on August 21, 1997.

  (h) Incorporated by reference from the Company's Form 8-K/A as filed with the Securities Exchange Commission on October 14, 1997.

  (i) Incorporated by reference from the Company's Form 8-K as filed with the Securities Exchange Commission on December 30, 1997.

  (j) Incorporated by reference from the Company's Form 8-K as filed with the Securities Exchange Commission on January 30, 1998.

  (k) Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities Exchange Commission on March 31, 1998.

  (1) Substantially identical agreements exist between Chrysler Corporation and Lithia Chrysler Plymouth Jeep Eagle, Inc., with respect to Jeep, Eagle, and Plymouth sales and service; between Chrysler Corporation and Lithia's Grants Pass Auto Mart, with respect to Jeep, Eagle, Dodge and Plymouth sales and service; between Chrysler Corporation and Medford Dodge with respect to Dodge sales and service; and between Chrysler Corporation and Lithia DC, Inc., with respect to Dodge sales and service.

  (2) A substantially identical agreement exists between American Isuzu Motors, Inc and Lithia SALMIR, Inc. with respect to Isuzu sales and service.

  (3) Substantially identical agreements exist between American Isuzu Motors, Inc., Lithia Motors, Inc. and Lithia DC, Inc. and between American Isuzu Motors, Inc., Lithia Motors, Inc. and Lithia SALMIR, Inc.


  (4) A substantially identical agreement exists between the same parties with respect to Lincoln Sales and Services; between Ford Motor Company and Lithia FN, Inc. with respect to Lincoln and Mercury sales and service; and between Ford Motor Company and Lithia FVHC with respect to Ford sales and service.

  (5) A substantially identical agreement exists between Toyota Motor Sales, USA, Inc. and Lithia TKV, Inc. dba Lithia Toyota Vacaville dated November 15, 1996 with respect to Toyota Sales and Service.

  (6) A substantially identical agreement exists between American Suzuki Motor Corporation and Lithia SALMIR, Inc., dated October 6, 1997, with respect to Suzuki sales and service.

  (7) A substantially identical agreement exists between Nissan Motor Corporation and Lithia NB, Inc., dated October 2, 1997, with respect to Nissan sales and service.

  (8) Substantially identical leases of the same date exist between Lithia Properties L.L.C. and (i) Lithia TLM, L.L.C. and Lithia MTLM, Inc., relating to the properties located in Medford, Oregon at 360 E. Jackson St., 400 N. Central Ave., 325 E. Jackson St., 343-345 Apple St., 440-448 Front St., 3rd & Front St. and 344 Bartlett, collectively at a lease rate of $42,828 per month; (ii) Lithia Motors, Inc. dba Lithia Body and Paint, relating to the properties in Medford, Oregon, located at 4th & Bartlett, 235 Bartlett, 220 N. Bartlett, and 275 E. 5th; and in Grants Pass, Oregon, at 1470 N.E. 7th, collectively at a lease rate of $16,890 per month; (iii) Discount Auto and Truck Rental, Inc., relating to properties located in Medford, Oregon, at 326 N. Bartlett, 315 & 321 Apple St., and in Grants Pass, Oregon, at 1470 N.E. 7th, collectively at a lease rate of $2,609 per month; (iv) Lithia Dodge, L.L.C. and Lithia DM, Inc., relating to properties located in Medford, Oregon, at 322 E. 4th, 315 & 324 E. 5th St., 225, 319 & 323 E. 6th, Riverside & 4th, Riverside & 6th, and 129 N. Riverside, collectively at a lease rate of $53,490 per month; (v) Lithia Grants Pass Auto Center and L.L.C., LGPAC, Inc., relating to the property located in Grants Pass, Oregon, at 1421 N.E. 6th at a lease rate of $25,625 per month; (vi) Lithia Motors, Inc. and Lithia SSO, Inc., relating to properties located in Medford, Oregon, at 400, 705-717 N. Riverside Ave., 712 and 716 Pine St., and 502 Maple St., collectively at a lease rate of $20,048 per month; (vii) Lithia Motors, Inc. dba Thrift Auto Supply, relating to the properties located in Medford, Oregon, at 801 N. Riverside Ave, and 503 Maple St., collectively at a lease rate of $6,265 per month; and (viii) Lithia Motors, Inc. and Lithia HPI, Inc., relating to properties located in Medford, Oregon, at 700 and 800 N. Central Ave, 217 and 220 N. Beatty St., 710 and 815-817 Niantic St., and 311 & 313
      Maple St., collectively at a lease rate of $30,350 per month.


  (9) Substantially identical lease will exist between Lithia Properties L.L.C. and (i) Lithia MTLM, Inc., relating to the properties located in Medford, Oregon at 360 E. Jackson St., 400 N. Central Ave., 325 E. Jackson St., 343-345 Apple St., 440-448 Front St., 3rd & Front St. and 344 Bartlett, 315 & 321 Apple St., and 401 E. 4th St., collectively at a lease rate of $33,728 per month; (ii) Lithia Auto Services, Inc. dba Lithia Body and Paint, relating to the properties in Medford, Oregon, located at 401 E. 4th St., 4th & Bartlett, 235 Bartlett, 220 N. Bartlett, and 275 E. 5th; and in Grants Pass, Oregon, at 1470 N.E. 7th, and 801 N. Riverside Ave, collectively at a lease rate of $17,439 per month; (iii) Lithia Rentals, Inc., dba Discount Auto and Truck Rental, relating to properties located in Medford, Oregon, at 971 Gilman Rd., and in Grants Pass, Oregon, at 1470 N.E. 7th, collectively at a lease rate of $962 per month; (iv) Lithia Dodge, L.L.C. and Lithia DM, Inc., relating to properties located in Medford, Oregon, at 322 E. 4th, 315 & 324 E. 5th St., 225, 319 & 323 E.
      6th, Riverside & 4th, Riverside & 6th, and 129 N. Riverside, collectively at a lease rate of $53,490 per month; (v) LGPAC, Inc., relating to the property located in Grants Pass, Oregon, at 1421 N.E. 6th and 1470 N.E. 7th, collectively at a lease rate of $18,023 per month; (vi) Lithia SSO, Inc., relating to properties located in Medford, Oregon, at 400, 705-717
      N. Riverside Ave., collectively at a lease rate of $16,364 per month;
      (vii) Lithia DM, Inc., relating to properties located in Medford, Oregon, at 324 E. 5th, 319 & 323 E. 6th St., 6th & Riverside, 129 N. Riverside, 4th & Riverside, 225 E. 6th, 315 E. 5th, 322 E. 4th, 201 N. Riverside, 309, 315, 333, and 329 N. Riverside, 334 & 346 Apple St. and 401 E. 4th,
      collectively at a lease rate of $30,557 per month; and (viii) Lithia Motors, Inc., relating to properties located in Medford, Oregon, at 360 E. Jackson, 325 E. Jackson, 345 B. Bartlett, and 401 E. 4th St., collectively at a lease rate of $5,309 per month. Substantially identical lease agreements also exist between Lithia Real Estate, Inc., and (i) Lithia FVHC, Inc. relating to the properties in Concord, California, located at 1260 Diamond Way and 2285 Diamond Way; (ii) Lithia BB, Inc., relating to the property in Bakersfield, California, located at 3201 Cattle Drive; (iii) Lithia DE, Inc., relating to the properties in Eugene, Oregon, located at 2121 Centennial Boulevard and 80 Centennial Loop; (iv) Lithia TKV, Inc. relating to the property in Vacaville, California, located at 100 Auto Center Drive; (v) Lithia Auto Services, Inc. relating to the property in Medford, Oregon, located at 2665 Bullock Road; (vi) Lithia FN, Inc. relating to the property in Napa, California, located at 300 Soscol Avenue; (vii) Lithia NB, Inc. relating to the properties in Bakersfield, California, located at 3101 and 3201 Cattle Drive and 2800 and 2808 Pacheco Road; (viii) Lithia MMF, Inc. relating to the properties in Fresno, California, located and 155 and 165 East Auto Center Drive; (ix) Lithia FMF, Inc. relating to the properties in Fresno, California, located at 175 and 195 East Auto Center Drive; (x) Lithia DC, Inc. relating to the property in Concord, California, located at 4901 Marsh Drive; (xi) Lithia SALMIR, Inc. relating to the properties in Reno, Nevada, located at 7063 and 7175 South Virginia Street and the property in Sparks, Nevada, located at 40 Victorian Avenue; and (xii) Lithia NF, Inc., relating to the property in Fresno, California, located at 5580 North Blackstone Avenue.


 (10) A substantially identical agreement (except for the purchase price and the purchase rather than leasing of the business property) exists between Rodway Chevrolet Co., and Lithia Motors, Inc., dated March 19, 1998, with respect to the purchase and sale of business assets of Rodway Chevrolet located in Redding, California.



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